UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 8, 2020

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 8, 2020, the Board of Directors (the “Board”) of PASSUR Aerospace, Inc. (the “Company”) appointed Michael O. Hulley to the Board, effective immediately, to serve as a director for a term expiring at the Company’s 2020 Annual Meeting of Stockholders.  For his service, Mr. Hulley will be entitled to receive the same cash fees as other non-employee directors receive for serving on the Board.  In connection with his appointment to the Board, on July 8, 2020, Mr. Hulley was awarded non-qualified stock options to purchase 30,000 shares of the Company’s common stock to compensate him for his service as a director, which stock options vest in equal annual installments over a five-year period.

At the time of appointment, it was not determined whether Mr. Hulley would sit on any committees of the Board.

There is no arrangement or understanding pursuant to which Mr. Hulley was appointed to the Board. There are no family relationships between Mr. Hulley and any director or executive officer of the Company, and Mr. Hulley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hulley, age 63, brings over 40 years of industry and executive leadership skills. Since January 2019, Mr. Hulley has served as the CEO and Managing Partner of Aileron Strategic Advisors, which provides aviation and management expertise to private equity and consulting firms. Prior to Aileron Strategic Advisors, Mr. Hulley was the CEO of Navtech/Navblue, an Airbus company, from 2009 until his retirement on January 1, 2019. Mr. Hulley led Navtech to an eventual sale to Airbus in February of 2016. From 2002 until 2008, Mr. Hulley was the President and Global Leader of the Transportation Industry at EDS, where he led over 9,000 employees and was responsible for $1.9 billion in annual revenues. Prior to that, he was the Global Vice President and GM of IBM from 1997 until 2002, leading 3,500 employees and managing $2.7 billion in annual turnover. In this role, he won the Lou Gerstner Chairman’s award. Mr. Hulley’s career started at Delta Air Lines and then continued to United Airlines and Galileo International, where he led the Covia Technologies AI Group which was sold to Siemens in 1995. Mr. Hulley completed his undergraduate studies at the University of Memphis in Civil Engineering and was named a DEC Fellow in Artificial Intelligence after attending a fellowship program at MIT and Harvard Universities. He holds executive management certificates from both the Harvard and Columbia Business Schools. Mr. Hulley currently works with non-profits and is a member of several travel and hotel advisory boards and is a former member of the U.S. Department of Transportation’s ITS (Intelligent Transportation Systems) Steering Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:  /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
Title:   SVP and Chief Financial Officer

Date:  July 13, 2020